Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Cauna M. Silva

U.S. Bank National Association

225 Asylum Street

Hartford, CT 06103

(860) 241-6833

(Name, address and telephone number of agent for service)

Isle of Capri Casinos, Inc. (1)

(Exact name of obligor as specified in its charter)

Delaware	41-1659606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Emerson Road, Suite 300 Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

7.750% Senior Notes Due 2019

(Title of the Indenture Securities)

(1) See Table of Subsidiary Guarantors

TABLE OF SUBSIDIARY GUARANTORS

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including zip code, and telephone number, including area code, of each co- registrant’s principal executive offices
Black Hawk Holdings, L.L.C.	Colorado	7990	26-1809618	(1)
Casino America of Colorado, Inc.	Colorado	7990	91-1842688	(1)
CCSC/Blackhawk, Inc.	Colorado	7990	84-1602683	(1)
Grand Palais Riverboat, Inc.	Louisiana	7990	72-1235423	(1)
IC Holdings Colorado, Inc.	Colorado	7990	41-2068984	(1)
IOC Black Hawk County, Inc.	Iowa	7990	83-0380482	(1)
IOC-Black Hawk Distribution Company, LLC	Colorado	7990	95-4896277	(1)
IOC-Boonville, Inc.	Nevada	7990	88-0303425	(1)
IOC-Cape Girardeau LLC	Missouri	7990	27-3047637	(1)
IOC-Caruthersville, L.L.C.	Missouri	7990	36-4335059	(1)
IOC Davenport, Inc.	Iowa	7990	64-0928290	(1)
IOC Holdings, L.L.C.	Louisiana	7990	64-0934982	(1)
IOC-Kansas City, Inc.	Missouri	7990	64-0921931	(1)
IOC-Lula, Inc.	Mississippi	7990	88-0301634	(1)
IOC-Natchez, Inc.	Mississippi	7990	88-0277687	(1)
IOC Services, LLC	Delaware	7990	54-2078201	(1)
IOC-Vicksburg, Inc.	Delaware	7990	27-2281521	(1)
IOC-Vicksburg, L.L.C.	Delaware	7990	27-2281675	(1)
Isle of Capri Bettendorf Marina Corporation	Iowa	7990	42-1466884	(1)
Isle of Capri Bettendorf, L.C.	Iowa	7990	62-1810319	(1)
Isle of Capri Black Hawk Capital Corp.	Colorado	7990	91-1842690	(1)
Isle of Capri Black Hawk, L.L.C.	Colorado	7990	84-1422931	(1)
Isle of Capri Marquette, Inc.	Iowa	7990	62-1810746	(1)
PPI, Inc.	Florida	7990	65-0585198	(1)
Rainbow Casino-Vicksburg Partnership, L.P.	Mississippi	7990	64-0844165	(1)
Riverboat Corporation of Mississippi	Mississippi	7990	64-0795563	(1)
Riverboat Services, Inc.	Iowa	7990	42-1360145	(1)
St. Charles Gaming Company, Inc.	Louisiana	7990	72-1235262	(1)

(1) 600 Emerson Road, Suite 300, St. Louis, MO 63141, 314-813-9200.

FORM T-1

Item 1.            GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.            AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.         LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.               A copy of the Articles of Association of the Trustee.*

2.               A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.               A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.               A copy of the existing bylaws of the Trustee.**

5.               A copy of each Indenture referred to in Item 4.  Not applicable.

6.               The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.               Report of Condition of the Trustee as of March 31, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, State of Connecticut on the 7th of July, 2011.

By:	/s/ Cauna M Silva
Cauna M. Silva
Vice President

Exhibit 2

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

1, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.  “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1.  The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. I, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2.  “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, l962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

/s/ John Walsh
Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 7, 2011

By:	/s/ Cauna M. Silva
Cauna M. Silva
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2011

($000’s)

3/31/2011
Assets
Cash and Balances Due From Depository Institutions	$13,798,547
Securities	58,784,508
Federal Funds	4,446,250
Loans & Lease Financing Receivables	188,553,195
Fixed Assets	5,071,554
Intangible Assets	13,223,551
Other Assets	22,091,641
Total Assets	$305,969,246

Liabilities
Deposits	$215,206,369
Fed Funds	8,615,219
Treasury Demand Notes	0
Trading Liabilities	579,986
Other Borrowed Money	34,076,282
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,772,817
Total Liabilities	$274,011,394

Equity
Minority Interest in Subsidiaries	$1,761,010
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	16,041,770
Total Equity Capital	$31,957,852

Total Liabilities and Equity Capital	$305,969,246